As filed with the Securities and Exchange Commission on July 14, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLUG POWER INC.

(Exact name of Registrant as specified in its charter)

Delaware	22-3672377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

968 Albany-Shaker Road

Latham, New York 12110

(518) 782-7700

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Roger Saillant

President and Chief Executive Officer

Plug Power Inc.

968 Albany-Shaker Road

Latham, New York 12110

(518) 782-7700

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies of all communications should be sent to:

Stuart M. Cable, P.C.

Robert P. Whalen, Jr.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Preferred Stock, par value $0.01 per share	$100,000,000	N.A.	$100,000,000	$12,673
Common Stock, par value $0.01 per share

(1)	The amount to be registered consists of up to $100,000,000 of an indeterminate amount of preferred stock and/or common stock that may be issued from time to time at indeterminate prices. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder such currently indeterminate number of shares of common stock as may be issued upon conversion of, or in exchange for, convertible or exchangeable preferred stock.
(2)	The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964.
(3)	Estimated solely for purposes of computing the registration fee. No separate consideration will be received for securities issued upon conversion of preferred stock.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 14, 2004

Prospectus

PLUG POWER INC.

$100,000,000

Preferred Stock

Common Stock

This prospectus provides you with a general description of the preferred stock and common stock that Plug Power Inc. may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the securities subject to that sale and may add to or update the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

Our common stock is traded on the Nasdaq National Market under the symbol “PLUG.” The mailing address and telephone number of our principal executive office are 968 Albany-Shaker Road, Latham, New York 12110 and (518) 782-7700.

Investing in our securities involves various risks. Beginning on page 3, we have discussed several “ Risk Factors” that you should consider before investing in our securities.

The date of this prospectus is                     , 2004

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (which we refer to as the SEC) utilizing a shelf registration process prospectus.

You should rely only on the information incorporated by reference into or contained in this prospectus or any prospectus supplement document.

As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Unless the context otherwise requires, all references to “we,” “us,” “our,” “our Company,” “Plug Power,” or similar expressions in this prospectus refer collectively to Plug Power Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (which we refer to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act). For this purpose, any statements contained or incorporated by reference herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” “may,” “should,” “would,” “projects,” “predicts,” “continues” and similar expressions or the negative of these terms are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot assure the future results or outcome of the matters described in any of these statements; rather, these statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed in the section entitled “Risk Factors” beginning on page 3 of this prospectus and in reports filed by Plug Power with the SEC, specifically forms 10-K and 10-Q, incorporated by reference into this prospectus. Such risks, uncertainties and changes in condition, significance, value and effect could cause Plug Power’s actual results to differ materially from those anticipated events.

Readers should not place undue reliance on the forward-looking statements contained in this prospectus because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. We caution you that these forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC.

RISK FACTORS

You should carefully consider the following risks before investing in our securities. You should also refer to and consider all of the information included in or incorporated by reference into this prospectus, including the consolidated financial statements and related notes and the risks discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. This section includes or refers to forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed on page 2.

We may never complete the research and development of commercially viable on-site energy products.

We are a development stage company. We do not know when or whether we will successfully complete research and development of commercially viable on-site energy products. If we are unable to develop commercially viable on-site energy products, we will not be able to generate sufficient revenue to become profitable. The commercialization of our products depends on our ability to reduce the costs of our components and subsystems and we cannot assure you that we will be able to sufficiently reduce these costs. In addition, the commercialization of our products requires achievement and verification of their overall reliability, efficiency and safety targets and we cannot assure you that we will be able to develop, acquire or license the technology necessary to achieve these targets. Although we have sold a limited number of our initial products, we must complete substantial additional research and development before we will be able to manufacture a commercially viable product in commercial quantities. In addition, while we are conducting tests to predict the overall life of our products, we may not have run our products over their projected useful life prior to large-scale commercialization. As a result, we cannot be sure that our products will last as long as predicted, resulting in possible warranty claims and commercial failures.

We have incurred losses and anticipate continued losses for at least the next several years.

As of March 31, 2004, we had an accumulated deficit of $320.6 million. We have not achieved profitability in any quarter since our formation and expect to continue to incur net losses until we can produce sufficient revenue to cover our costs, which is not expected to occur for at least the next several years. We anticipate that we will continue to incur losses until we can produce and sell our products on a large-scale and cost-effective basis. However, we cannot predict when we will operate profitably, if ever. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future.

We have only been in business for a short time, and your basis for evaluating Plug Power is limited.

We were formed in June 1997 to further the research and development of stationary fuel cell systems. While we delivered our initial product in the third quarter of 2001, we do not expect to be profitable for at least the next several years. Accordingly, there is only a limited basis upon which you can evaluate our business and prospects. Before investing in our securities, you should consider the challenges, expenses and difficulties that we will face as a development stage company seeking to develop and manufacture new products.

A viable market for our products may never develop or may take longer to develop than we anticipate.

Our on-site energy products represent an emerging market, and we do not know the extent to which our targeted distributors and resellers will want to purchase them and whether end-users will want to use them. If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and may be unable to achieve profitability. The development of a viable market for our products may be impacted by many factors which are out of our control, including:

•	the cost competitiveness of our products;

•	the future costs of natural gas, propane and other fuels expected to be used by our products;

•	consumer reluctance to try a new product;

•	consumer perceptions of our products’ safety;

•	regulatory requirements;

•	barriers to entry created by existing energy providers; and

•	the emergence of newer, more competitive technologies and products.

We have no experience manufacturing our products on a large-scale commercial basis and may be unable to do so.

To date, we have focused primarily on research, development and low volume manufacturing and have no experience manufacturing our products on a large-scale commercial basis. In 2000, we completed construction of our 50,000 square foot manufacturing facility, and have continued to develop our manufacturing capabilities and processes. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture our products in commercial quantities while meeting the quality, price, engineering, design and production standards required to successfully market our products. Our failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business, financial condition, results of operations and prospects. Even if we are successful in developing our manufacturing capabilities and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our distributors or customers.

We have not fully developed and produced certain products that we have agreed to sell to GE Fuel Cell Systems.

Our distribution agreement with GE Fuel Cell Systems (GEFCS) has been amended on five occasions. In October 2003, we amended our distribution agreement to provide for the ability to sell directly or negotiate nonexclusive distribution rights to third parties for our GenCore backup power product line, and our GenSite hydrogen generation product line. In exchange, starting in the fourth quarter of 2004 for GenCore and in the fourth quarter of 2005 for GenSite, we have agreed to pay a 5% commission, based on sales price, to GEFCS. The distribution agreement expires on December 31, 2014.

We have not developed certain products that meet all specifications required by the multi-generation product plan. There can be no assurance that we will complete development of products meeting specifications required by GE Fuel Cell Systems and deliver them on schedule. Pursuant to the distribution agreement, GE Fuel Cell Systems has the right to provide notice to us if, in its good faith judgment, we have materially deviated from the multi-generation product plan. Should GE Fuel Cell Systems provide such notice, and we cannot mutually agree to a modification to the multi-generation product plan, then GE Fuel Cell Systems has the right to terminate the distribution agreement for cause, subject to our rights to cure. In addition, GE Fuel Cell Systems has the right to terminate the distribution agreement for cause if we fail to provide GE Fuel Cell Systems with products that, in GE Fuel Cell Systems’ reasonable judgment, are materially competitive with alternative proton exchange membrane fuel cell-powered generator sets, subject to our rights to cure.

GE Energy, the operating business of General Electric Company which controls GE Fuel Cell Systems through GE MicroGen, Inc., has agreed not to sell or distribute proton exchange membrane fuel cell systems and related components manufactured by parties other than us through any entity other than GE Fuel Cell Systems. GE Energy is not, however, prohibited from developing non-proton exchange membrane fuel cell systems and other distributed energy systems and products that would compete directly or indirectly against our proton exchange membrane fuel cell systems or other products we may manufacture. GE Energy is not required to provide us with any information concerning the developments of such products, or plans or intentions to manufacture such products by GE Energy. The development of different energy product solutions by GE Energy could harm the marketability of our technology by providing potential customers with an alternative to our products.

Delays in our product development would have a material impact on our commercialization schedule.

If we experience delays in meeting our development goals or if our products exhibit technical defects or if we are unable to meet cost or performance goals, including power output, useful life and reliability, our commercialization schedule will be delayed. In this event, potential purchasers of our products may choose alternative technologies and any delays could allow potential competitors to gain market advantages. We cannot assure you that we will successfully meet our commercialization schedule in the future.

We may need to secure additional funding to complete our product development and commercialization plans and we may be unable to raise additional capital.

Our cash requirements depend on numerous factors, including completion of our product development activities, ability to commercialize our products and market acceptance of our products. We expect to devote substantial capital resources to continue development programs, establish a manufacturing infrastructure and develop manufacturing processes. We may need to raise additional funds to achieve commercialization of our products. However, we do not know whether we will be able to secure additional funding, or funding on acceptable terms, to pursue our commercialization plans. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders will be reduced. If adequate funds are not available to satisfy either short-term or long-term capital requirements, we may be required to limit operations in a manner inconsistent with our development and commercialization plans, which could affect operations in future periods.

We may be unable to establish relationships with third parties for certain aspects of product development, manufacturing, distribution and servicing and the supply of key components for our products.

We will need to enter into additional strategic relationships in order to complete our current product development and commercialization plans. We will also require partners to assist in the distribution, servicing and supply of components for our anticipated back-up power and on-site hydrogen generation products, both of which are in development. If we are unable to identify or enter into satisfactory agreements with potential partners, including those relating to the distribution of and service and support for our anticipated back-up power and on-site hydrogen generation products, we may not be able to complete our product development and commercialization plans on schedule or at all. We may also need to scale back these plans in the absence of needed partners, which would adversely affect our future prospects. In addition, any arrangement with a strategic partner may require us to issue a material amount of equity securities to the partner, provide the partner with representation on our board of directors and/or commit significant financial resources to fund our product development efforts in exchange for their assistance or the contribution to us of intellectual property. Any such issuance of equity securities would reduce the percentage ownership of our then current stockholders. While we have entered into relationships with suppliers of some key components for our products, we do not know when or whether we will secure supply relationships for all required components and subsystems for our products, or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure relationships with entities which can develop or supply the required components for our products and provide the required distribution and servicing support. Additionally, the agreements governing our current relationships allow for termination by our partners under certain circumstances.

We will rely on our partners to develop and provide components for our products.

A supplier’s failure to develop and supply components in a timely manner or at all, or to develop or supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could harm our ability to manufacture our products. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources.

We face intense competition and may be unable to compete successfully.

The markets for on-site energy products are intensely competitive. There are a number of companies located in the United States, Canada and abroad that are developing proton exchange membrane and other fuel cell technologies and energy products that compete with our products. Some of our competitors in the fuel cell sector are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of commercially viable fuel cell products more quickly and effectively than we can.

In addition, there are many companies engaged in all areas of traditional and alternative energy generation in the United States, Canada and abroad, including, among others, major electric, oil, chemical, natural gas, batteries, generators and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. These firms are engaged in forms of power generation such as solar and wind power, reciprocating engines and microturbines, as well as traditional grid-supplied electric power. Many of these entities have substantially greater financial, research and development, manufacturing and marketing resources than we do.

We must lower the cost of our products and demonstrate their reliability.

Our initial fuel cell systems currently cost significantly more than many established competing technologies. If we are unable to develop products that are competitive with competing technologies in terms of price, reliability and longevity, consumers will be unlikely to buy our products. The price of our products depends largely on material and manufacturing costs. We cannot guarantee that we will be able to lower these costs to the level where we will be able to produce a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

Failure of our field tests could negatively impact demand for our products.

We are currently field-testing a number of our products and we plan to conduct additional field tests in the future. We may encounter problems and delays during these field tests for a number of reasons, including the failure of our technology or the technology of third parties, as well as our failure to maintain and service our products properly. Many of these potential problems and delays are beyond our control. Any problem or perceived problem with our field tests could materially harm our reputation and impair market acceptance of, and demand for, our products.

Further regulatory changes and electric utility industry restructuring may affect demand for our products.

The market for electric power generation products is heavily influenced by federal and state governmental regulations and policies concerning the electric utility industry. A change in the current regulatory policies could deter further investment in the research and development of alternative energy sources, including fuel cells, and could result in a significant reduction in the demand for our products. We cannot predict how deregulation or restructuring of the industry will affect the market for our products.

Our business may become subject to future government regulation, which may impact our ability to market our products.

Our products will be subject to federal, local, and foreign laws and regulations, including, for example, state and local ordinances relating to building codes, public safety, electrical and gas pipeline connections and related matters. Further, as products are introduced into the market commercially, governments may impose new regulations. We do not know the extent to which any such regulations may impact our ability to distribute, install and service our products. Any regulation of our products, whether at the federal, state, local or foreign level, including any regulations relating to installation and servicing of our products, may increase our costs and the price of our products.

Utility companies could place barriers on our entry into the marketplace where customers depend on traditional grid supplied energy.

Utility companies often charge fees to industrial companies for disconnecting from the grid, for using less electricity or for having the capacity to use power from the grid for back-up purposes, and may charge similar fees to residential customers in the future. The imposition of such fees could increase the cost to grid-connected customers of using our products and could make our products less desirable, thereby harming our revenue and profitability.

Alternatives to our technology or improvements to traditional energy technologies could make our products less attractive or render them obsolete.

Our products are among a number of alternative energy products being developed. A significant amount of public and private funding is currently directed toward development of microturbines, solar power, wind power and other types of fuel cell technologies. Improvements are also being made to the existing electric transmission system. Technological advances in alternative energy products, improvements in the electric power grid or other fuel cell technologies may make our products less attractive or render them obsolete.

The hydrocarbon fuels and other raw materials on which our products rely may not be readily available or available on a cost-effective basis.

Our products depend largely on the availability of natural gas and liquid propane. If these fuels are not readily available, or if their prices are such that energy produced by our products costs more than energy provided by other sources, our products could be less attractive to potential users.

In addition, platinum is a key material in our proton exchange membrane fuel cells. Platinum is a scarce natural resource and we are dependent upon a sufficient supply of this commodity. Any shortages could adversely affect our ability to produce commercially viable fuel cell systems and significantly raise our cost of producing our fuel cell systems.

Our products use flammable fuels that are inherently dangerous substances.

Our fuel cell systems use natural gas and liquid propane in catalytic reactions, which produce less heat than a typical gas furnace. While our products do not use this fuel in a combustion process, natural gas and liquid propane are flammable fuels that could leak in a home or office and combust if ignited by another source. Further, while we are not aware of any accidents involving our products, any such accidents involving our products or other products using similar flammable fuels could materially suppress demand for, or heighten regulatory scrutiny of, our products.

Product liability or defects could negatively impact our results of operations.

Any liability for damages resulting from malfunctions or design defects could be substantial and could materially adversely affect our business, financial condition, results of operations and prospects. In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products resulting in a decline in demand for our products and could divert the attention of our management, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Future acquisitions may disrupt our business, distract our management and reduce the percentage ownership of our stockholders.

As part of our business strategy we may engage in acquisitions that we believe will provide us with complementary technologies, products, channels, expertise and/or other valuable assets. However, we may not be able to identify suitable acquisition candidates. If we do identify suitable candidates, we may not be able to acquire them on commercially acceptable terms or at all. If we acquire another company, we may not be able to successfully integrate the acquired business into our existing business in a timely and non-disruptive manner. We may have to devote a significant amount of time and management and financial resources to do so. Even with this investment of management and financial resources, an acquisition may not produce the desired revenues, earnings or business synergies. In addition, an acquisition may reduce the percentage ownership of our then current stockholders. If we fail to integrate the acquired business effectively or if key employees of that business leave, the anticipated benefits of the acquisition would be jeopardized. The time, capital and management and other resources spent on an acquisition that fails to meet our expectations could cause our business and financial condition to be materially and adversely affected. In addition, from an accounting perspective, acquisitions can involve non-recurring charges and amortization of significant amounts of intangible assets that could adversely affect our results of operations.

We may not be able to protect important intellectual property and we could incur substantial costs defending against claims that our products infringe on the proprietary rights of others.

Proton exchange membrane fuel cell technology was first developed in the 1950s, and fuel processing technology has been practiced on a large scale in the petrochemical industry for decades. Accordingly, we do not believe that we can establish a significant proprietary position in the fundamental component technologies in these areas. However, our ability to compete effectively will depend, in part, on our ability to protect our proprietary system-level technologies, systems designs and manufacturing processes. We rely on patents, trademarks, and other policies and procedures related to confidentiality to protect our intellectual property. However, some of our intellectual property is not covered by any patent or patent application. Moreover, we do not know whether any of our pending patent applications will issue or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits or otherwise protecting our intellectual property rights. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so. Moreover, patent applications filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce. In addition, we do not know whether the U.S. Patent & Trademark Office will grant federal registrations based on our pending trademark applications. Even if federal registrations are granted to us, our trademark rights may be challenged. It is also possible that our competitors or others will adopt trademarks similar to ours, thus impeding our ability to build brand identity and possibly leading to customer confusion. We could incur substantial costs in prosecuting or defending trademark infringement suits.

Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. If we are found to be infringing third party patents, we could be required to pay substantial royalties and/or damages, and we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the development, manufacture or sale of our products, and could necessitate the expenditure of significant resources to develop or acquire non-infringing intellectual property.

Asserting, defending and maintaining our intellectual property rights could be difficult and costly and failure to do so may diminish our ability to compete effectively and may harm our operating results. We may need to pursue lawsuits or legal action in the future to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine priority of rights to the trademark. Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology. Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and we could use a substantial amount of our financial resources in either case.

We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

We may have difficulty managing change in our operations.

We continue to undergo rapid change in the scope and breadth of our operations as we advance the development of our products. Such rapid change is likely to place a significant strain on our senior management team and other resources. We will be required to make significant investments in our engineering, logistics, financial and management information systems and to motivate and effectively manage our employees. Our business, prospects, results of operations and financial condition could be harmed if we encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid change.

We face risks associated with our plans to market, distribute and service our products internationally.

We intend to market, distribute and service our products internationally. We have limited experience developing and no experience manufacturing our products to comply with the commercial and legal requirements of international markets. Our success in international markets will depend, in part, on our ability and that of our partners to secure relationships with foreign sub-distributors, and our ability to manufacture products that meet foreign regulatory and commercial requirements. Additionally, our planned international operations are subject to other inherent risks, including potential difficulties in enforcing contractual obligations and intellectual property rights in foreign countries and fluctuations in currency exchange rates.

Our government contracts could restrict our ability to effectively commercialize our technology.

Some of our technology has been developed under government funding by the United States and by other countries. The United States government has a non-exclusive, royalty-free, irrevocable world-wide license to practice or have practiced any of our technology developed under contracts funded by the government. In some cases, government agencies in the United States can require us to obtain or produce components for our systems from sources located in the United States rather than foreign countries. Our contracts with government agencies are also subject to the risk of termination at the convenience of the contracting agency, potential disclosure of our confidential information to third parties and the exercise of “march-in” rights by the government. March-in rights refer to the right of the United States government or government agency to license to others any technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. The implementation of restrictions on our sourcing of components or the exercise of march-in rights could harm our business, prospects, results of operations and financial condition. In addition, under the Freedom of Information Act, any documents that we have submitted to the government or to a contractor under a government funding arrangement are subject to public disclosure that could compromise our intellectual property rights unless such documents are exempted as trade secrets or as confidential information and treated accordingly by such government agencies.

Our future plans could be harmed if we are unable to attract or retain key personnel.

We have attracted a highly skilled management team and specialized workforce, including scientists, engineers, researchers and manufacturing and marketing professionals. Our future success will depend, in part, on our ability to attract and retain qualified management and technical personnel. We do not know whether we will be successful in hiring or retaining qualified personnel. Our inability to hire qualified personnel on a timely basis, or the departure of key employees, could materially and adversely affect our development and commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

GE MicroGen and DTE Energy have representatives on our board of directors.

Under our agreement with GE MicroGen we are required to use our best efforts to cause one individual nominated by GE Energy, an operating business of General Electric Company, to be elected to our board of directors for as long as our distribution agreement with GE Fuel Cell Systems remains in effect. Currently, Richard R. Stewart serves on our board of directors as GE Energy’s nominee. In addition, a current employee of DTE Energy, Anthony F. Earley, Jr., and a former employee of DTE Energy, Larry G. Garberding, currently serve on our board of directors. Both GE Fuel Cell Systems and DTE Energy have entered into distribution agreements with us.

We are subject to a securities class action litigation.

In September 2000, a shareholder class action complaint was filed in the federal district court for the Eastern District of New York alleging that we and various of our officers and directors violated certain federal securities laws by failing to disclose certain information concerning our products and future prospects.

The action was brought on behalf of a class of purchasers of our stock who purchased the stock between February 14, 2000 and August 2, 2000. Subsequently, fourteen additional complaints with similar allegations and class periods were filed. By order dated October 30, 2000, the court consolidated the complaints into one action, entitled Plug Power Inc. Securities Litigation, CV-00-5553(ERK)(RML). By order dated January 25, 2001, the Court appointed lead plaintiffs and lead plaintiffs’ counsel. Subsequently, the plaintiffs served a consolidated amended complaint. The consolidated amended complaint extends the class period to begin on October 29, 1999 and alleges claims under the Securities Act and the Exchange Act, and Rule 10b-5 promulgated under the Exchange Act. Subsequently, plaintiffs withdrew their claims under the Securities Act. Plaintiffs allege that the defendants made misleading statements and omissions regarding the state of development of our technology in a registration statement issued in connection with our initial public offering (IPO) and in subsequent press releases. We served our motion to dismiss the claims in May 2001. By order dated January 21, 2003, the Court dismissed all claims relating to pre-IPO press releases, the IPO prospectus and all but three post-IPO press releases. The Court ruled that the three remaining press releases raised questions of fact that could not be resolved on a motion to dismiss. The Court also denied the motion to dismiss the claims against the individual defendants at this time.

In May 2004 the Company reached an agreement in principle to settle the litigation. Pursuant to the settlement, Company’s primary insurance carrier will fund the settlement. The settlement is subject to negotiation of a final agreement by the parties and approval by the court. The settlement is not anticipated to have any material impact on the Company’s financial condition.

Provisions in our charter documents and Delaware law may prevent or delay an acquisition of us, which could decrease the value of our securities.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include those that:

•	authorize the issuance of up to 5,000,000 shares of preferred stock in one or more series without a stockholder vote;

•	limit stockholders’ ability to call special meetings;

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and

•	provide for staggered terms for our directors.

In addition, in certain circumstances, Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

Our stock price has been and could remain volatile.

The market price of our common stock has historically experienced and may continue to experience significant volatility. Since our initial public offering in October 1999, the market price of our common stock has fluctuated from a high of $156.50 per share in the first quarter of 2000 to a low of $3.39 per share in the fourth quarter of 2002. Our progress in developing and commercializing our products, our quarterly operating results, announcements of new products by us or our competitors, our perceived prospects, changes in securities’ analysts’ recommendations or earnings’ estimates, changes in general conditions in the economy or the financial markets, adverse events related to our strategic relationships, significant sales of our common stock by existing stockholders including one or more of our strategic partners and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years, the stock market, and in particular the market for technology-related stocks, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we may be subject to additional securities class action litigation as a result of volatility in the price of our common stock, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

Our failure to comply with Nasdaq’s listing standards could result in the delisting of our common stock by Nasdaq from the Nasdaq National Market and severely limit the ability to sell our common stock.

Our common stock is currently traded on the Nasdaq National Market. Under Nasdaq’s listing maintenance standards, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days, Nasdaq will notify us that we may be delisted from the Nasdaq National Market. If the closing bid price of our common stock does not thereafter regain compliance for a minimum of 10 consecutive trading days during the 90 days following notification by Nasdaq, Nasdaq may delist our common stock from trading on the Nasdaq National Market. There can be no assurance that our common stock will remain eligible for trading on the Nasdaq National Market. In addition, if our common stock is delisted, our stockholders would not be able to sell our common stock on the Nasdaq National Market, and their ability to sell any of our common stock would be severely, if not completely, limited.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

Three Months Ended March 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001	Year Ended December 31, 2000	Year Ended December 31, 1999
—	—	—	—	—	—

For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income(loss) from continuing operations plus fixed charges. Fixed charges consist of interest expense and an estimated portion of rentals representing interest costs. For the three months ended March 31, 2004 and for the years ended December 31, 2003, 2002, 2001, 2000, and 1999, our earnings were insufficient to cover our fixed charges by approximately $11,486,300, $51,138,900, $45,209,100, $69,831,200, $83,914,700, and $31,997,600, respectively.

For the periods indicated above and as of the date of this prospectus, we have had no preference equity securities outstanding. Accordingly, a ratio of earnings to fixed charges is being presented in lieu of a ratio of earnings to combined fixed charges and preferred stock dividends.

HOW WE INTEND TO USE THE PROCEEDS

Unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of the securities under this prospectus for one or more of the following:

•	working capital;

•	funds for operations;

•	capital expenditures;

•	research and product development;

•	manufacturing and market development;

•	potential future acquisitions; and

•	other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock summarizes the material terms and provisions of these types of securities. We will describe the specific terms of any class or series of common stock or preferred stock that we issue in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws, which have been filed with the SEC, before you purchase these securities. The terms of these securities may also be affected by Delaware law. Accordingly, you should read the applicable provisions of the Delaware law before you purchase these securities.

Authorized Capital Stock

Pursuant to our certificate of incorporation, we are authorized to issue up to 245,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of undesignated preferred stock issuable in one or more series, par value $0.01 per share.

Common Stock

As of the close of business on July 14, 2004, 73,141,633 shares of our common stock were issued and outstanding. Our shares of common stock are listed on the Nasdaq National Market under the trading symbol “PLUG.”

Voting Rights

The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Except as may be required by law, and other than certain amendments to our certificate of incorporation which require the affirmative approval of 80% of the outstanding shares of each class of stockholders entitled to vote on the matter and amendments to our bylaws not recommended by our directors which require the affirmative approval of 2/3 of the shares present in person or represented by proxy and entitled to be cast at a meeting of stockholders at which a quorum is present, voting together as a single class (as described below), all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the shares present in person or represented by proxy and entitled to be cast at a meeting of stockholders at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Dividends

Holders of common stock will share ratably in any dividends declared by our board of directors, subject to any preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights

On liquidation, dissolution or winding up of Plug Power, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock, subject to any preferential rights of any preferred stock then outstanding. No shares of common stock are subject to redemption or have preemptive or other rights to subscribe for, purchase or receive any additional shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock (also known as “blank check preferred”) may be issued from time to time in one or more series by our board of directors without stockholder approval (subject to applicable stock exchange rules). As of the date of this prospectus, no shares of preferred stock are issued and outstanding. Our board of directors, without further approval of our stockholders, is authorized to fix the voting rights, if any, designations, powers, rights, preferences, qualifications, limitations and restrictions applicable to the shares of each series of preferred stock, subject to applicable law.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could adversely affect the voting power or other rights of the holders of shares of common stock and/or have the effect of discouraging a takeover or other transactions that holders of shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.

A prospectus supplement relating to our preferred stock to be issued pursuant to this prospectus will specify the terms of the preferred stock, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	any procedures for auction and remarketing;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred stock will be represented by depository shares;

•	the terms and conditions, if applicable, of conversion into common stock, including the conversion price or rate or manner of calculation thereof;

•	a discussion of applicable U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Provisions of our Certificate of Incorporation and Bylaws and of Delaware law which may have anti-takeover effects

A number of provisions of our certificate of incorporation and bylaws and certain provisions of Delaware law may be deemed to have anti-takeover effects and may discourage takeover attempts not first approved by our board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our securities, which may result from actual or rumored takeover attempts, may be inhibited. These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of our securities. Our board of directors believes that these provisions are appropriate to protect the interests of Plug Power and our stockholders. Our board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”

No Stockholder Action by Written Consent

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at any annual or special meeting of stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by our Chairman, if any, our President, our Chief Executive Officer or our board of directors unless otherwise required by law. Our bylaws provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law. In addition, our bylaws include advance notice and information requirements and time limitations on any director nomination or any new proposal which a stockholder desires to make at an annual meeting of stockholders.

Director Vacancies and Removal

Our certificate of incorporation and bylaws provide that, subject to the rights, if any, of any series of preferred stock to elect directors and fill vacancies, vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the board of directors. Our certificate of incorporation provides that, subject to the rights, if any, of any series of preferred stock to elect and remove directors, directors may be removed from office only with cause and only by the affirmative vote of holders of at least two-thirds of the shares then entitled to vote at an election of directors.

Ability to Adopt Stockholder Rights Plan

Our board of directors may in the future resolve to issue shares of preferred stock or rights to acquire such shares in order to implement a stockholder rights plan. A stockholder rights plan typically creates voting or other impediments to discourage persons seeking to gain control of us by means of a merger, tender offer, proxy contest or otherwise if our board of directors determines that such change in control is not in the best interests of the Company and our stockholders. Our board of directors has no present intention of adopting a stockholder rights plan and is not aware of any attempt to effect a change in control.

Amendment of our Certificate of Incorporation

Any amendment to our certificate of incorporation must first be approved by a majority of our board of directors and, except as otherwise provided by law, thereafter approved by a majority of the outstanding shares entitled to vote with respect to such amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that any amendment to the provisions relating to stockholder action, directors, limitation of liability and the amendment of our certificate of incorporation must be approved by a super-majority of the outstanding shares entitled to vote with respect to such amendment.

Amendment of our Bylaws

Our certificate of incorporation and bylaws provide that our bylaws may be amended or repealed by our board of directors or by the stockholders. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at an annual meeting of stockholders or a special meeting called for such purpose unless our board of directors recommends that the stockholders approve such amendment or repeal at such meeting, in which case such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Classification of our Board of Directors

Our board of directors is divided into three classes, each of which consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. There are currently nine directors serving on the board. Each class of directors serves a three-year term. At each annual meeting of our stockholders, successors to the class of directors whose term expires at the annual meeting are elected for three-year terms. The classification of directors could have the effect of making it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of our board of directors.

Blank Check Preferred Stock

Our certificate of incorporation authorizes blank check preferred stock. Our board of directors, without further approval of our stockholders, is authorized to fix the voting rights, if any, designations, powers, rights, preferences, qualifications, limitations and restrictions applicable to the shares of each series of preferred stock, subject to applicable law, and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payment upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

Statutory Business Combination Provision

We are subject to Section 203 of the Delaware General Corporation Law which prohibits a publicly-held Delaware corporation from consummating a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years after the date such person became an “interested stockholder” unless:

•	before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon the closing of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

•	following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the prior three years, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period and, accordingly, may discourage attempts to acquire us. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by holders of at least a majority of the outstanding voting stock. Neither our certificate of incorporation nor our bylaws contains any such exclusion.

HOW WE PLAN TO SELL THE SECURITIES

We may sell the securities, from time to time, in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through one or more underwriters; and

•	in any combination of these methods of sale.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to such transaction.

We may make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

If underwriters are utilized in the sale of the securities, the underwriters may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. Any underwritten offering may be on a best efforts or a firm commitment basis. In an underwritten offering on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more of the transactions described above. We may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the securities will be obligated to purchase all of the securities offered if any are purchased.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; and

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify, where applicable:

•	any such underwriter or agent;

•	the public offering price of the securities, proceeds to the Company and any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	the amounts underwritten and any over allotment options under which underwriters may purchase additional securities from us; and

•	the nature of the underwriter’s obligation with respect to the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the Nasdaq National Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq National Market, subject to official notice of issuance. We may elect to list any series of preferred stock on the Nasdaq National Market or an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of preferred stock.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers in respect of securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of the securities by us.

EXPERTS

Our consolidated financial statements as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 appearing in our Form 10-K for the year ended December 31, 2003, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file reports, proxy statements and other information with the SEC. You may read and copy any reports or other information we file at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also request copies of our filings at the prescribed duplication rates by writing to the SEC’s Public Reference Room. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants, including Plug Power, that are filed electronically with the SEC. In addition, reports, proxy statements and other information concerning Plug Power may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

The SEC allows us to incorporate by reference into this prospectus and any prospectus supplement information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and any prospectus supplement. The information incorporated by reference is an important part of this prospectus and any prospectus supplement, and information that we later file with the SEC will automatically update and supersede the information in this prospectus, any prospectus supplement and the documents listed below.

The following documents previously filed by us with the SEC are incorporated by reference into, and made a part of, this prospectus and any prospectus supplement as of their respective dates:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	the Company’s Proxy Statement filed on April 5, 2004 for our Annual Meeting of Stockholders held on May 20, 2004;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

•	the Company’s Current Report on Form 8-K filed on May 21, 2004; and

•	the description of our common stock contained in the Company’s registration statement on Form 8-A filed on November 1, 1999, and any amendments or reports filed for the purpose of updating such description.

All future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the securities offered pursuant to this prospectus shall be deemed to be incorporated by reference into this prospectus and any prospectus supplement and shall be a part of this prospectus and any prospectus supplement from the date of filing of such document.

You may request a copy of any or all of the documents that have been incorporated by reference into this prospectus and any prospectus supplement (not including exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus and any prospectus supplement), at no cost, by writing us at the following address or telephoning us at the following number:

Plug Power Inc.
968 Albany-Shaker Road
Latham, New York 12110
Attention: David A. Neumann
(518) 782-7700.

You should only rely on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

$100,000,000

PLUG POWER INC.

PREFERRED STOCK

COMMON STOCK

PROSPECTUS

                    , 2004

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by Plug Power Inc. and are set forth in the following table (all amounts except the registration fee are estimated):

SEC Registration fee	$12,673
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Printing fees and expenses	5,000
Miscellaneous	5,000

Total	$52,673

Item 15. Indemnification of Directors and Officers.

Plug Power’s certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director’s liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Plug Power’s bylaws provide that directors and officers shall be, and in the discretion of Plug Power’s board of directors non-officer employees may be, indemnified by Plug Power to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of Plug Power. Plug Power’s bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise.

Plug Power has also entered into indemnification agreements with members of the board of directors who are not officers of Plug Power, pursuant to which Plug Power has agreed to indemnify them against certain liabilities incurred in connection with their service as directors. In addition, Plug Power maintains directors’ and officers’ insurance against certain liabilities. These provisions and contracts could reduce the legal remedies available to Plug Power and its stockholders against these individuals.

Item 16. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. (Incorporated by reference to Plug Power Inc.’s Form 10-K for the period ended December 31, 1999)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (Incorporated by reference to Plug Power Inc.’s Form 10-K for the period ended December 31, 2000)

4.3	Amended and Restated Bylaws of Plug Power Inc. (Incorporated by reference to Plug Power Inc.’s Form 10-K for the period ended December 31, 1999)

4.4	Specimen certificate for shares of common stock, par value $0.01 per share, of Plug Power Inc. (Incorporated by reference to Plug Power Inc.’s Registration Statement on Form S-1 (File Number 333-86089))

*5.1	Opinion of Goodwin Procter LLP

*12.1	Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on this 14th day of July, 2004.

PLUG POWER INC.

By:	/S/ ROGER SAILLANT
Roger Saillant
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Roger Saillant and David A. Neumann, and each of them singly, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing appropriate and/or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROGER SAILLANT Roger Saillant	President, Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2004

/S/ DAVID A. NEUMANN David A. Neumann	Chief Financial Officer (Principal Financial and Accounting Officer)	July 14, 2004

/S/ ANTHONY F. EARLEY, JR. Anthony F. Earley, Jr.	Director	July 14, 2004

/S/ LARRY G. GARBERDING Larry G. Garberding	Director	July 14, 2004

/S/ J. DOUGLAS GRANT J. Douglas Grant	Director	July 14, 2004

/S/ MAUREEN O. HELMER Maureen O. Helmer	Director	July 14, 2004

Signature	Title	Date

/S/ DOUGLAS T. HICKEY Douglas T. Hickey	Director	July 14, 2004

/S/ GEORGE C. MCNAMEE George C. McNamee	Director	July 14, 2004

/S/ JOHN M. SHALIKASHVILI John M. Shalikashvili	Director	July 14, 2004

/S/ RICHARD R. STEWART Richard R. Stewart	Director	July 14, 2004

/S/ GARY WILLIS Gary Willis	Director	July 14, 2004

EXHIBIT INDEX

Exhibit No.		Description

	4.1	Amended and Restated Certificate of Incorporation of Plug Power Inc. (Incorporated by reference to Plug Power Inc.’s Form 10-K for the period ended December 31, 1999)

	4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Plug Power Inc. (Incorporated by reference to Plug Power Inc.’s Form 10-K for the period ended December 31, 2000)

	4.3	Amended and Restated Bylaws of Plug Power Inc. (Incorporated by reference to Plug Power Inc.’s Form 10-K for the period ended December 31, 1999)

	4.4	Specimen certificate for shares of common stock, par value $0.01 per share, of Plug Power Inc. (Incorporated by reference to Plug Power Inc.’s Registration Statement on Form S-1 (File Number 333-86089))

*	5.1	Opinion of Goodwin Procter LLP

*	12.1	Computation of Ratio of Earnings to Fixed Charges

*	23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

	23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

	24.1	Power of Attorney (included on signature page)

*	Filed herewith